EXHIBIT 23.1

                  CONSENT OF CHAPMAN PETROLEUM ENGINEERING, LTD
                         INDEPENDENT PETROLEUM ENGINEERS


         We consent to the reference to our firm and to the reference to our "Reserve and Economic Evaluation Oil and Gas Properties" dated April 1, 2005 in the Annual Report (Form 10-KSB), of BMB Munai, Inc.


/s/ Charlie Chapman

Chapman Petroleum Engineering, Ltd.
Calgary, Aberta, Canada
July 1, 2005